Exhibit 32.1
                                                                  ------------
         Section 1350 Certifications of Principal Executive Officer and
                           Principal Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

         Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of 1st Independence Financial Group, Inc. (the "Company"), hereby certify, to such officer's knowledge, that:

         The Quarterly Report on Form 10-Q for the quarter ended March 31,
2007 (the  "Report") of the Company  fully  complies  with the  requirements  of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated: May 7, 2007          /s/ N. William White
                                --------------------------------
                                Name:     N. William White
                                Title:    President and Chief Executive Officer
                                          (Principal Executive Officer)


                            /s/ R. Michael Wilbourn
                                --------------------------------
                                Name:     R. Michael Wilbourn
                                Title:    Executive Vice President
                                          and Chief Financial Officer
                                          (Principal Financial Officer)